UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 11, 2022

TIVITY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(800) 869-5311

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $.001 par value	TVTY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2022, Tivity Health, Inc. (the “Company”) entered into a Special Incentive Bonus Award Agreement (the “Special Incentive Bonus Award Agreement”) with Richard Ashworth, the Company’s Chief Executive Officer, pursuant to which Mr. Ashworth will be entitled to a cash payment in the amount of $5,000,000 (the “Special Incentive Bonus Award”) on February 11, 2027 (the “Vesting Date”), as long as Mr. Ashworth is serving as an employee of the Company on the Vesting Date.

If Mr. Ashworth’s employment with the Company is involuntarily terminated by the Company for any reason other than termination for cause, or is terminated by Mr. Ashworth for good reason, then, subject to Mr. Ashworth’s execution of the release of claims in favor of the Company, any portion of the Special Incentive Bonus Award that has not vested prior to the date of termination of Mr. Ashworth’s employment will immediately vest. If Mr. Ashworth’s employment with the Company terminates by reason of death or disability, then any portion of the Special Incentive Bonus Award that has not vested prior to the date of termination of Mr. Ashworth’s employment will immediately vest. If Mr. Ashworth’s employment with the Company is involuntarily terminated for cause or Mr. Ashworth is terminated for any other reason not already described above, then any portion of the Special Incentive Bonus Award that has not vested prior to the date on which Mr. Ashworth’s employment is terminated will immediately be forfeited and Mr. Ashworth shall have no further rights with respect to such Special Incentive Bonus Award. In the event of a change in control, the Special Incentive Bonus Award will vest as follows: (a) 50% of the Special Incentive Bonus Award will immediately vest on the date of the change in control, and (b) 50% of the Special Incentive Bonus Award will vest on the first anniversary of the date of the change in control.

The foregoing description of the Special Incentive Bonus Award Agreement is subject to, and qualified in its entirety by, the full text of the Special Incentive Bonus Award Agreement entered into between the Company and Richard Ashworth, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Special Incentive Bonus Award Agreement by and between Tivity Health, Inc. and Richard Ashworth, dated February 11, 2022

Exhibit 104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: Chief Financial Officer

Date:  February 11, 2022